Schedule 14A
(Rule 14A-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Valley Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒       No fee required.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)        Title of each class of securities to which transaction applies:

2)        Aggregate number of securities to which transaction applies:

3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)        Proposed maximum aggregate value of transaction:

5)        Total Fee Paid:

☐        Fee paid previously with preliminary materials:

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)        Amount Previously Paid:

2)        Form, Schedule or Registration Statement No.:

3)        Filing Party:

4)        Date Filed:

VALLEY FINANCIAL CORPORATION

36 Church Avenue, SW
Roanoke, Virginia 24011

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Valley Financial Corporation (the “Annual Meeting”) will be held at the Mill Mountain Theatre, One Market Square, Roanoke, Virginia 24011 on Wednesday, April 23, 2003 at 6:00 p.m. local time for the following purposes:

1.         To elect four Class C directors to serve until the 2006 Annual Meeting of Shareholders, or in the case of each director, until his or her successor is duly elected and qualifies.

2         To transact such other business as may properly come before the Annual Meeting.

After the Annual Meeting, shareholders are invited to attend a reception in the History Museum and Historical Society of Western Virginia, located on the third floor of Center in the Square. Please indicate in the box provided on the proxy card how many persons will attend the reception.

Only shareholders of record at the close of business on February 28, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Annual Meeting.

To assure that your shares are represented at the Annual Meeting, please complete, sign, date and mail promptly the enclosed proxy, for which a return envelope is provided. Your proxy is revocable by you at any time prior to its exercise.

By Order of the Board of Directors
/s/ ELLIS L. GUTSHALL

Ellis L. Gutshall President and Chief Executive Officer

March 18, 2003

VALLEY FINANCIAL CORPORATION

36 Church Avenue, SW
Roanoke, Virginia 24011

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Valley Financial Corporation (the “Company”) to be used at the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 6:00 p.m. local time at the Mill Mountain Theatre, One Market Square, Roanoke, Virginia 24011 on Wednesday, April 23, 2003 and at any adjournments thereof. The approximate mailing date of this Proxy Statement is March 18, 2003.

The cost of solicitation of proxies will be borne by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of Company stock held in their names. Solicitations will be made only by use of the mails, except that if necessary, officers, directors and employees of the Company may without additional compensation solicit proxies by telephone or personal contact.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by providing written notice of revocation of the proxy, or by submitting a signed proxy bearing a later date. Any such written notice of revocation should be sent to the Corporate Secretary of the Company, P.O. Box 2740, Roanoke, Virginia 24001.

An Annual Report to Shareholders including the summary consolidated financial statements for the year ended December 31, 2002 is being mailed to you concurrently with this Proxy Statement, but is not and should not be considered proxy solicitation material.

VOTING PROCEDURES

As of February 28, 2003 the Company had outstanding 1,828,737 shares of its common stock, no par value (the “Common Stock”), each of which is entitled to one vote at the Annual Meeting or any adjournment thereof. A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. Broker nonvotes (in which brokers fail to vote shares on behalf of the beneficial owners thereof) will not be treated as present or represented at the meeting, and will not be included in determining whether a quorum is present.

Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy at the Annual Meeting. Only shares that are voted in favor of a nominee will be counted toward that nominee’s achievement of a plurality. Shares represented by proxy as to which the shareholder properly withheld authority to vote for a nominee will not be counted toward that nominee’s achievement of a plurality.

Other Matters. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for a matter to be deemed approved by the shareholders. Shares represented by proxy as to which the shareholder abstained from voting are considered present at the meeting for the proposal but, because they are not affirmative votes for the proposal, they have the same effect as votes cast against the proposal. Broker nonvotes are not considered present at the Annual Meeting and are not counted with regard to the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as to persons believed by management of the Company to be beneficial owners of more than 5% of the outstanding Common Stock. Other than as disclosed below, the Company is not aware of any person or group, as those terms are defined in the Securities Exchange Act of 1934, who beneficially owned more than 5% of the outstanding Common Stock as of February 28, 2003.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class

Common Stock	George W. Logan P.O. Box 1190 Salem, VA 24153	180,000	9.84%

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation divide the Board of Directors into three classes (A, B and C) as nearly equal in number as possible, with the terms of office of each class ending in successive years. The current term of office of the Class C directors expires at this 2003 Annual Meeting. The terms of office of the Class A and Class B directors will expire in 2004 and 2005, respectively.

It is the intent of the named proxies, unless otherwise directed, to vote in favor of the election of each of the four nominees for Class C director whose names appear below. Each nominee has agreed to serve if elected. In the event any named nominee shall unexpectedly be unable to serve, proxies will be voted for the remaining named nominees and such other person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees for election to the Board at the Annual Meeting, and for the directors who will continue in office after the Annual Meeting. All of the nominees for re-election as directors currently serve as directors of the Company and of Valley Bank (the “Bank”), the Company’s wholly-owned subsidiary.

		Shares of Common Stock Beneficially Owned as of February 28, 2003 (11)

Name, Age and Year First Became Director	Principal Occupation	Shares Owned	Percent of Class

	NOMINEES FOR DIRECTOR CLASS C (to serve until 2006 Annual Meeting)

Ellis L. Gutshall* Age 52 Director since 6/96	President and Chief Executive Officer of the Company and the Bank, Roanoke, VA	67,471 (1)	3.58%

Mason Haynesworth Age 62 Director since 6/97	Retired since 2000; former Director of Specialized Audits, Norfolk Southern Corporation (rail transportation company) Roanoke, VA	3,037 (2)	0.17%

A. Wayne Lewis* Age 59 Director since 3/94	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary of the Company and the Bank, Roanoke, VA	71,903 (3)	3.83%

George W. Logan* (4) Age 58 Director since 3/94	Chairman of the Board of Directors of the Company and the Bank; Chairman, Alliance Industrial Center (developer of commercial distribution warehouses), Salem, VA	180,000	9.84%

	DIRECTORS CONTINUING IN OFFICE

	CLASS A (serving until 2004 Annual Meeting)

Eddie F. Hearp Age 59 Director since 3/94	President, National Financial Services, Inc. (personal and business insurance, retirement benefit planning), Roanoke, VA	52,453 (5)	2.87%

Anna L. Lawson Age 59 Director since 3/94	Anthropologist, Daleville, VA	60,712 (6)	3.32%

John W. Starr, M.D. Age 56 Director since 3/94	Cardiologist, Consultants in Cardiology, P.C., Roanoke, VA	41,595 (7)	2.27%

Michael E. Warner Age 67 Director since 3/94	Private Investor, Roanoke, VA	39,093	2.14%

CLASS B
(serving until 2005 Annual Meeting)

Abney S. Boxley, III* (8) Age 45 Director since 3/94	President and Chief Executive Officer, Boxley Company, Inc. (construction materials supplier), Roanoke, VA	31,500	1.72%

		Shares of Common Stock Beneficially Owned as of February 28, 2003 (11)

Name, Age and Year First Became Director	Principal Occupation	Shares Owned	Percent of Class

William D. Elliot* Age 57 Director since 3/94	Chairman and Chief Executive Officer, Davis H. Elliot Company, Incorporated (specialists in construction and maintenance of overhead electric power lines, industrial electric wiring and industrial process controls), Roanoke, VA	85,875 (9)	4.70%

Barbara B. Lemon Age 66 Director since 3/94	Civic Leader, Roanoke, VA	37,500	2.05%

Ward W. Stevens, M.D.* Age 67 Director since 3/94	Retired neurosurgeon, Roanoke, VA	48,000	2.62%
	EXECUTIVE OFFICERS

J. Randy Woodson Age 41	Executive Vice President and Chief Lending Officer of the Bank since 2002; prior thereto, Senior Vice President, Roanoke, VA	15,966 (10)	0.87%

13 Directors and Executive Officers as a group		735,105	37.78%

      *   Member of the Executive Committee

     (1)   Includes 315 shares held by Mr. Gutshall as custodian for his children and 56,641 shares Mr. Gutshall has the right to acquire within 60 days through the exercise of stock options.

     (2)   Includes 787 shares held by Mr. Haynesworth’s spouse.

     (3)   Includes 47,091 shares Mr. Lewis has the right to acquire within 60 days through the exercise of stock options.

     (4)   Mr. Logan is also a director of RGC Resources, Inc. and Roanoke Electric Steel Corporation.

     (5)   Includes 393 shares held by Mr. Hearp’s spouse.

     (6)   Includes 2,475 shares held by Mrs. Lawson’s spouse.

     (7)   Includes 1,575 shares held by Dr. Starr’s spouse.

     (8)   Mr. Boxley is also a director of RGC Resources, Inc.

     (9)   Includes 23,625 shares held by AEW, Inc., of which Mr. Elliot is Chairman and President.

    (10)   Includes 13,413 shares Mr. Woodson has the right to acquire within 60 days through the exercise of stock options.

    (11)   Computed in accordance with SEC Rule 13d-3 to reflect stock options exercisable within 60 days.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR CLASS C LISTED ABOVE.

Certain Relationships and Related Transactions

Anna L. Lawson, a Class A Director, is the sister of George W. Logan, a Class C Director and Chairman of the Board of Directors. Other than the foregoing, there are no family relationships among the Directors and Executive Officers of the Company.

The Bank has had and expects to have loan transactions with certain of the directors and officers and their affiliates. Management of the Bank is of the opinion that such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features.

BOARD OF DIRECTORS AND COMMITTEES

The Boards of the Company and the Bank are identical in membership. The Boards have standing audit, nominating and compensation committees (or committees performing similar functions) as listed below.

Audit Committee Information

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Committee consists of Directors Haynesworth (Chairman), Elliot, Hearp, Lemon and Starr, all of whom are deemed to be independent directors under the current listing standards of the National Association of Securities Dealers. The Audit Committee and the Board have approved and adopted an Audit Committee Charter, which was attached to the 2001 Proxy Statement. In carrying out its responsibilities, the Audit Committee met four times in 2002.

Independent Certified Public Accountants

Larrowe & Company, P.L.C. acted as the Company’s independent certified public accountants for the fiscal year ended December 31, 2002. Representatives of Larrowe & Company, P.L.C. are expected to attend the Annual Meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

Services and Fees During 2002

As the Company’s independent accountants for 2002, Larrowe & Company, PLC provided various audit and non-audit services for which the Company was billed for fees as listed below:

Audit Services	$32700
Financial Systems Design and Implementation	0
All Other Services	6000

Total	$38700

Audit Committee Report

In connection with the December 31, 2002 audited financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees; and (iii) received and discussed with the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based upon these reviews and discussions, we have recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission on Form 10-KSB.

Additionally, we considered whether the provision of non-audit services to the Company by Larrowe & Company, PLC is compatible with maintaining its independence. Finally, we recommended to the Board of Directors that Larrowe & Company, PLC be reappointed as the Company’s independent auditors for the fiscal year ending December 31, 2003.

THE AUDIT COMMITTEE
Mason Haynesworth, Chairman
William D. Elliot
Eddie F. Hearp
Barbara B. Lemon
John W. Starr

Human Resources Committee

The Human Resources Committee consists of Directors Boxley (Chairman), Elliot, Lawson, Lemon and Logan. The Committee oversees the Company’s compensation and benefits practices, recommends to the full Board the compensation arrangements for the Chief Executive Officer, the Chief Operating Officer and the Chief Lending Officer, administers any executive compensation plans (including the present Incentive Stock Plan), reviews management succession plans and recommends to the full Board candidates for election as directors. The Committee met five times in 2002.

The Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for nomination and election to the Board. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, financially capable of making a meaningful investment in the Company’s stock, and able to represent the interests of all shareholders and not merely those of any special interest group. Shareholders wishing to suggest a candidate for consideration at the 2004 Annual Meeting of Shareholders should forward not later than November 20, 2003 the candidate’s name and a description of the candidate’s background and qualifications to the Corporate Secretary of the Company, who also serves as Secretary to the Human Resources Committee.

Compensation of Directors

Directors of the Company did not receive any retainers for their services as directors in 2002, but were paid a fee of $400 for each Board meeting attended and $150 for meetings of Board committees attended. Committee fees are reduced by 50% if a meeting is held immediately before or after a meeting of the Board or another committee on which the director serves. Directors who are also active officers of the Company or the Bank are not eligible to receive director fees.

Board and Committee Meetings and Attendance

The Board of the Company met seven times in 2002 and the Board of the Bank met twelve times during the same period. All incumbent Board members attended at least 75% of the total meetings of the Boards of the Company and the Bank and all committees thereof on which he or she sat, except for Dr. Starr whose surgical schedule reduced his attendance to 70%.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of beneficial ownership reporting Forms 3, 4 and 5 furnished to the Company under Rule 16a-3(e) of the Securities and Exchange Commission (the “Commission”), the Company believes that all reports of initial and subsequent changes in beneficial ownership of the Company’s securities as required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were filed with the Commission on a timely basis during the most recent fiscal year or prior fiscal years by all persons who were directors or officers of the Company at any time during such fiscal years.

EXECUTIVE COMPENSATION

The following table shows the cash compensation paid by the Company to its executive officers for the three years ended December 31, 2002.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Securities Underlying Options	Other $ (1)

Ellis L. Gutshall	2002	170,000	80,000	4,500	9,944
President and Chief Executive Officer	2001	159,845	43,500	2,250	8,587
	2000	152,565	60,000	0	8,678

A. Wayne Lewis	2002	137,000	30,000	2,250	7,470
Executive Vice President and	2001	131,709	22,000	2,250	6,738
Chief Operating Officer	2000	126,158	40,000	0	6,043

J. Randy Woodson	2002	115,000	40,000	9,750	12,965
Executive Vice President and	2001	104,819	22,000	1,500	12,114
Chief Lending Officer – Valley Bank	2000	98,831	21,677	0	7,534

(1)         Includes 401(k) employer matching contributions, sales commissions, reimbursement for unused sick leave and the value of a portion of Company-provided group term life insurance.

Incentive Stock Plan

The Incentive Stock Plan (the “Plan”) was effective January 19, 1995 and is applicable to not more than 155,925 shares of the Company’s Common Stock. The Plan is administered by the Human Resources Committee (the “Committee”) of the Board, which has the authority to grant to officers and employees of the Company and the Bank stock options, stock appreciation rights and outright grants of stock. Option prices are determined by the Committee, but cannot be less than fair market value of the Company’s Common Stock at the time the option is granted. The exercise period of each option is determined by the Committee at the date of grant but cannot be more than ten years. Non- employee directors of the Company are not eligible for awards under the Plan.

The table below shows stock options granted to the named executive officers under the Plan:

Stock Option Grants in Last Fiscal Year

Name	Number of Securities underlying Options granted	Percent of total options granted to employees during fiscal year	Exercise or base price ($/Sh)	Expiration date

Ellis L. Gutshall	4,500	19%	10.67	January 10, 2012
A. Wayne Lewis	2,250	9%	10.67	January 10, 2012
J. Randy Woodson	2,250	9%	10.67	January 10, 2012
J. Randy Woodson	7,500	31%	11.88	August 26, 2012

The following table shows stock options exercised during the last fiscal year (if any) and granted but unexercised stock options under the Plan for the named executive officers at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/02 (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options at 12/31/02 ($) Exercisable/ Unexercisable

Ellis L. Gutshall	0	0	55,291	475,260
			7,245	32,292

A.Wayne Lewis	9,100	74,165	46,191	401,858
			4,995	22,325

J. Randy Woodson	0	0	10,143	59,841
			14,888	61,461

Individual Stock Option Agreements

In addition to the Incentive Stock Plan described above, the Company has entered into stock option agreements with Messrs. Gutshall and Lewis whereby those executive officers have received nontransferable options to purchase at $6.35 per share for each of three years shares of Company Common Stock in an amount up to one percent of the total shares sold in the Company’s initial public offering, subject to the Bank meeting certain performance criteria as to profitability, size and loan quality during the early operating years.

The Company sold 1,518,363 shares of Common Stock in its initial public offering (total shares and option prices adjusted to reflect the 1.05-for-1 stock split in 2000 and the 1.5-for-1 stock split in 2002) so, if the Bank met the applicable specified performance criteria, each officer would have three exercisable stock purchase options of 15,183 shares each or an aggregate of 45,549 shares per officer. The options are exercisable in whole or in part only if the performance criteria were met. All performance criteria were met between 1997 and 1999 and all options vested. Each option has a term of ten years from the date of vesting unless the officer’s employment is terminated prior to the expiration of the ten-year period. As of December 31, 2002 all Mr. Gutshall’s options under his individual stock option agreement remain outstanding and Mr. Lewis had exercised options with respect to 9,100 shares under his individual stock option agreement.

Supplemental Retirement Plan

In 2002 the Company instituted a Supplemental Retirement Plan for certain officers of the Company and the Bank, including Messrs. Gutshall, Lewis and Woodson. The plan is designed to provide in a base case scenario fifteen annual payments equal to 50% of a participant’s average annual salary and bonus for the five years immediately prior to retirement, reduced by 50% of the participant’s primary Social Security benefit. The plan contains a formula that each year varies the crediting rate for a participant’s account in accordance with the Company’s return on shareholders’ equity so that, depending on the Company’s financial performance over time, the annual benefit actually paid could be greater or less than 50% of final average compensation prior to the Social Security offset. The plan contains provisions for disability and survivor benefits, a benefits vesting schedule based on year of service and automatic full vesting in the event of a change in control of the Company. The funding mechanism for the plan is Company-owned insurance policies on the lives of the plan participants and, because of the tax advantages of the life insurance policies, the plan is designed to be profit-neutral to the Company.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

The Company has entered into employment agreements (the “Employment Agreements”) with Messrs.Gutshall. Lewis and Woodson. The Employment Agreements have an initial term of three years, with an automatic extension each year of one additional year unless either party gives notice at least 120 days prior to the date of extension that the Employment Agreement shall not be extended. The Employment Agreements provide for a certain minimum salary level that may be increased (but not decreased) by the Board pursuant to an annual evaluation, as well as group benefits to the extent provided to other executives and the establishment of a split-dollar life insurance plan.

The Employment Agreements also contains change-in-control provisions entitling each executive to certain benefits in the event his employment is terminated within three years of a change in control of the Company for reason other than death, retirement, disability, cause, voluntary resignation other than for good reason, or pursuant to notice of termination given prior to the change in control (except notice of termination given after any regulatory filing has been made in contemplation of a change in control). If a change in control followed by such termination occurs, the executive will receive a lump-sum payment equal to 2.99 times average compensation (determined as set forth in the Agreement), provided that if the payment is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax (the “Excise Tax”), the amount of such payment will be reduced by the amount necessary to avoid the Excise Tax.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2004 Annual Meeting of Shareholders must be received not later than November 20, 2003 by the Corporate Secretary at P.O. Box 2740, Roanoke, VA 24001 for inclusion in the Company’s Proxy Statement relating to that meeting.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The Board of Directors knows of no other matter that may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxy in accordance with their judgment as to what is in the best interests of the Company.

Annual Report on Form 10-KSB

A copy of the Company’s Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the year ended December 31, 2002 is available without charge to shareholders after March 31, 2003 upon request to the Corporate Secretary at P.O. Box 2740, Roanoke, VA 24001.

By Order of the Board of Directors
/s/ A. Wayne Lewis

Roanoke, Virginia March 18, 2003	A. Wayne Lewis Executive Vice President Chief Operating Officer and Corporate Secretary

Valley Financial Corporation

36 Church Avenue, SW
Roanoke, Virginia 24011

This Proxy is solicited by the Board of Directors of Valley Financial Corporation for the 2003 Annual Meeting of Shareholders to be held on April 23, 2003.

The undersigned hereby appoints Douglas W. Densmore, Esq. and Kevin P. Oddo, Esq., either of whom may act, with full power of substitution, as proxy to vote all of the shares of common stock of the Company held of record by the undersigned on February 28, 2003 at the Annual Meeting of the Company to be held on April 23, 2003 and at any adjournments thereof, as designated below:

1.         ELECTION OF FOUR CLASS C DIRECTORS to serve until the 2006 Annual Meeting of Shareholders.

☐	FOR all nominees below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees below

CLASS C NOMINEES: Ellis L. Gutshall, Mason Haynesworth, A. Wayne Lewis and George W. Logan

Instruction: To withhold authority for any individual nominee, write that nominee’s name on the space provided below.

2.         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1 ABOVE.

The undersigned hereby acknowledges receipt of the Notice and Proxy Statement dated March 18, 2003 with respect to the 2003 Annual Meeting.

Dated ________________________, 2003

Number of Shareholders Attending The Annual Meeting ___

(Signature of Shareholder)

Number of Shareholders Attending The Reception _____

(Signature of Shareholder)

NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.